Exhibit 7.1

May 15, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Black Ridge Oil & Gas, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.02(b) of Form 8-K, as part of the Form 8-K of Black Ridge Oil & Gas, Inc. dated May 11, 2020. We agree with the statements concerning our Firm disclosed under item 4.02(b) in such Form 8-K.

Very truly yours,

/s/ M&K CPAS, PLLC

Houston, Texas